Exhibit 3.50

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “CADBURY SCHWEPPES AMERICAS INC.” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “CADBURY SCHWEPPES AMERICAS INC.” TO “CADBURY SCHWEPPES AMERICAS LLC”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 2008, AT 11:27 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE SEVENTH DAY OF MAY, A.D. 2008, AT 11:59 O’CLOCK P.M.

4254407 8100V 080513140 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6573951 DATE: 05-07-08

CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY
OF
CADBURY SCHWEPPES AMERICAS INC.
     This Certificate of Conversion to Limited Liability Company, dated May 7, 2008, is executed and filed by the undersigned to convert Cadbury Schweppes Americas Inc., a Delaware corporation (the “Company”), into a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act. The undersigned certifies as follows:
     FIRST: The Company was formed as a limited liability company by the filing of a Certificate of Formation with the Delaware Secretary of State on November 20, 2006 under the name Cadbury Schweppes Americas LLC. A Certificate of Conversion changing the name of the Company from Cadbury Schweppes Americas LLC to Cadbury Schweppes Americas Inc., together with a Certificate of Incorporation of the Company, was filed with the Delaware Secretary of State on November 20, 2006.
     SECOND: The name of the corporation immediately prior to the filing of this Certificate of Conversion to Limited Liability Company is Cadbury Schweppes Americas Inc.
     THIRD: The name of the Company, as set forth in the certificate of formation of limited liability company filed concurrently herewith, is Cadbury Schweppes Americas LLC.
     FOURTH: The effective time and date of the conversion shall be 11:59 p.m. Eastern Time on May 7, 2008.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Liability Company as of the date first written above.

CADBURY SCHWEPPES AMERICAS INC.
By:	/s/ James L. Baldwin
	Name:	James L. Baldwin
	Title:	Executive Vice President & Secretary